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                                                                     EXHIBIT 1.1


                             UNDERWRITING AGREEMENT


                                                                          [Date]




USL Capital Corporation
733 Front Street
San Francisco, California 94111

Dear Sirs:

                 We understand that USL Capital Corporation, a Delaware corporation (the "Company"), proposes to issue and sell [insert principal amount and/or number of and title of Debt Securities (the "Offered Debt Securities") and/or Warrants (the "Offered Warrants")] [to be sold in units (the "Offered Units") each consisting of the amount of Offered Debt Securities and Offered Warrants set forth in Schedule I hereto] (the "Offered Securities")
covered by Registration Statement No. 33-     .  The specific terms of the
Offered Securities are set forth on Schedule I hereto. Subject to the terms and conditions set forth herein and incorporated by reference herein, the Company hereby agrees to sell and each of the underwriters named on Schedule II hereto (such underwriters being herein called the "Underwriters") agrees to purchase, severally and not jointly, the respective [principal amounts] [numbers] of Offered Securities set forth opposite such Underwriter's name on
Schedule II hereto at the purchase price set forth on Schedule I hereto [plus accrued interest, if any, from ___________________________ to date of delivery.

                 [The Representatives have received at the time this Agreement is executed a letter from Coopers & Lybrand L.L.P., independent public accountants (or other independent accountants acceptable to the Representatives), dated the date of this Agreement, to the effect set forth in Exhibit A to the USL Capital Corporation Underwriting Agreement Standard Provisions for Debt Securities and Warrants (December 1994), incorporated in this Agreement.]

                 The Underwriters will pay for the Offered Securities upon
delivery thereof at the office of                        ,
                 ,                  ,                at       .M.
(             time) on          , 19  , or such other date, not later than
          , 19 , as shall be mutually agreed upon, upon confirmation of delivery to the Underwriters in New York City, or such other place as shall be mutually agreed upon, of one or more global certificates for the Offered Securities registered in the name of Cede & Co., as nominee for The Depository Trust Company. Payment shall be made in Federal
Funds.

                 The Company agrees to have the global certificates representing the Offered Securities available for inspection, checking and packaging by the Underwriters in New York City, not later than 10:00 A.M. (New
York City time) on the business day next preceding the Closing Date.

                 If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Offered Securities set forth opposite the names of all the nondefaulting
Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting
Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this paragraph shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                 [The Company will reimburse the Underwriters for their out-of-pocket expenses, including counsel fees, in connection with the issuance and sale of the Offered Securities pursuant to this Agreement.]

                 [Except as noted below,] All the provisions contained in the document entitled USL Capital Corporation Underwriting Agreement Standard
Provisions for Debt Securities and Warrants (December 1994) (the "Standard
Provisions"), a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in




                                      2
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full herein.  For purposes of the Standard Provisions, all references to the
Representatives shall mean:
                                                  .

                 Notices shall be sent to the Underwriters, in care of
                           ,                     ,           ,
                     .

                 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 Please confirm your agreement by having your authorized officers sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

                                                   Very truly yours,

                                                   The Underwriters Listed on
                                                       Schedule II hereto


                                                   By


Accepted:

USL Capital Corporation



By
   -----------------------------
   Title:



By
   -----------------------------
   Title:



Dated:
       --------------------




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                                   SCHEDULE I
                                       to
                 Underwriting Agreement dated              , 19


Debt Securities

         Title:

         Principal amount and currency:

         Public offering price and currency:

         Purchase price and currency (include accrued interest and

         amortization, if any):

         Sinking fund provisions:

         Redemption or repayment provisions:

         Interest rate or interest rate formula:

         Other provisions:

Warrants

         Title:

         Number:

         Warrant exercise price and currency:

         Public offering price and currency:

         Purchase price and currency:

         Principal amount and currency of Warrant Securities

         issuable upon exercise of one Warrant:

         Date after which Warrants are exerciseable:

         Expiration date:

         Warrant Agent:

         Other provisions:





                                     I-1
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Units

         Title and principal amount of Debt Securities and title

         and number of Warrants included in one Unit:

         Public offering price and currency:

         Purchase price and currency:

         Detachable date:

         Other provisions:



Warrant Securities

         Title:

         Principal amount and currency:

         Sinking fund provisions:

         Redemption provisions:

         Interest rate or interest rate formula:

         Other provisions:





                                      I-2
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                                  SCHEDULE II
                                       to
                  Underwriting Agreement dated            , 19

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
                                                                             Principal
                                                                              Amount/
                                         Name                                 Number
                                         ----                                 ---------






                                                                              -------------

Total........................................................................ =============